ING USA                                                    FLEXIBLE PREMIUM
ANNUITY AND LIFE                                           DEFERRED COMBINATION
INSURANCE COMPANY                                          VARIABLE AND FIXED
                                                           ANNUITY GROUP MASTER
                                                           CONTRACT

ING USA  is a stock company domiciled in Iowa
--------------------------------------------------------------------------------

       Offices: 1475 Dunwoody Drive, West Chester, Pennsylvania 19380

CONTRACTHOLDER: Golden Investor Trust, Inc.   GROUP CONTRACT NUMBER: G000032-OE

ISSUED IN:  Delaware                       CONTRACT ISSUE DATE:[January 1, 2003]

In this Contract, we, our and us refer to the ING USA Annuity and Life Insurance Company.

In consideration of application for this Contract and the payment of premiums, we agree, subject to the terms and conditions of this Contract, to provide the benefits described in this Contract to the persons eligible (herein called "Annuitant[s]") under the terms of this Contract.

If this Contract is in force, we will make income payments to the Certificate Owner starting on the Annuity Commencement Date shown in each Certificate. If the Certificate Owner or the Annuitant (if the Owner is other than a natural person) dies prior to the Annuity Commencement Date shown in each Certificate, we will pay a death benefit to the Beneficiary. The amounts of such benefits are subject to the terms of this Contract.

All death proceeds due under this Contract will be paid according to the Beneficiary designation and the provisions of this Contract. Payment of such death proceeds by us will completely discharge our liability with respect to the amounts so paid.

All provisions set forth on the following pages are a part of this Contract.

Signed for ING USA  Annuity and Life  Insurance  Company on the  Contract  Issue
Date.

President:                                 Secretary:
          /s/Keith Gubbay                             /s/Paula Cludray Engelke
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DEFERRED COMBINATION VARIABLE AND FIXED ANNUITY GROUP MASTER CONTRACT
 - NO DIVIDENDS

Variable Cash Surrender Values while a Certificate Owner is living and prior to the Annuity Commencement Date. Limited Additional Premium Payment Option. Death benefit subject to guaranteed minimum. Additional premium payment option. Partial Withdrawal Option. Non-participating. Investment results reflected in values.

IU-MP-3014

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                                CONTRACT CONTENTS
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
THE SCHEDULE................................................3                THE CERTIFICATE OWNERS BENEFITS..............19
         Premium Payment and Investment Information                            Partial Withdrawal Option
         Contract Facts                                                        Surrender Charge
         Charges                                                               Cash Value Benefit
         Income Plan Factors                                                   Proceeds Payable to the Beneficiary

                                                                              BENEFIT OPTION PACKAGES.....................20
IMPORTANT TERMS ............................................6                  Election of Benefit Option Packages
                                                                               Description of Benefit Option Package I
                                                                               Description of Benefit Option Package II
                                                                               Description of Benefit Option Package III

INTRODUCTION TO THIS CONTRAC................................8
         The Certificate Owner                                                CHOOSING AN INCOME PLAN.....................29
         The Annuitant                                                         Annuity Benefits
         The Beneficiary                                                       Annuity Commencement Date Selection
         Change of Certificate Owner or Beneficiary                            Frequency Selection
                                                                               The Income Plan
                                                                               The Annuity Options
                                                                               Payment When Named Person Dies

PREMIUM PAYMENTS AND ALLOCATION CHANGES....................10

         Initial Premium Payment                                              OTHER IMPORTANT INFORMATION................32
         Additional Premium Payments Option                                    Entire Contract
         Reallocation of Accumulation Value                                    Sending Notice to Us
         What Happens if a Variable Separate Account                           Reports to Certificate Owner
          Division is Not Available                                            Assignment
         Restricted Funds                                                      Contract Changes - Applicable Tax Law
         Thresholds                                                            Misstatement of Age or Sex
         Dollar Cap                                                            Non-Participating
         Premium Threshold                                                     Contestability
         Allocation Threshold                                                  Payments We May Defer
         Thresholds - Effect on Withdrawals                                    Authority to Make Agreements
         Threshold Processing                                                  Required Note on Our Computations


HOW WE MEASURE ACCUMULATION VALUE..........................13
         The General Account
         The Fixed Account
         The Variable Separate Account
         Measurement of Investment Experience
         Valuation Period
         Accumulation Value
         Accumulation Value in each Division and
          Fixed Allocation

         Charges Deducted from Accumulation Value on each Processing Date


IU-MP-3014                             2

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                                  THE SCHEDULE
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PREMIUM PAYMENT AND INVESTMENT INFORMATION

Investment
Minimum Initial Premium Payment                              [$15,000 Qualified
                                                              $15,000
                                                              NonQualified]
Accumulation Value                                            As shown in each
                                                               Certificate

Additional Premium Payment
Minimum Payment                                               [$50]

We will accept additional Premium Payments until the earlier of: (a) 10 years following the Certificate Date shown in each Certificate Schedule; or (b) either the Certificate Owner or the Annuitant reaches the Attained Age of 86. If the Certificate is issued as an IRA, no contributions may be made for the taxable year in which the Certificate Owner attains age 70 1/2 and thereafter (except for rollover contributions).

Maximum Attained Age of Annuitants and Certificate Owners     [86]

Allocations
Maximum Divisions at any one time                             [Twenty]
Allocation changes per Certificate Year without charge        [Twelve]
Excess Allocation Charge                                      [$25]

Guaranteed Minimum Interest Rate
The minimum interest rate which can be declared by us for allocations to the General Account is an effective annual rate of [2% for the first 10 Contract Years, and 3% thereafter].

Index Rate
The Index Rate is the average of the Ask Yields for the U.S. Treasury Strips as reported by a national quoting service for the applicable maturity. The average is based on the period from the 22nd day of the calendar month two months prior to the calendar month of Index Rate determination to the 21st day of the calendar month immediately prior to the month of determination. The applicable maturity date for these U.S. Treasury Strips is on or next following the last day of the Guarantee Period. If the Ask Yields are no longer available, the Index Rate will be determined using a suitable replacement method.

We currently set the Index Rate once each calendar month. However, we reserve the right to set the Index Rate more frequently than monthly, but in no event will such Index Rate be based on a period less than 28 days.

CONTRACT FACTS

Certificate Processing Date             As shown in each Certificate

Specially Designated Division           Liquid Asset Division (or its successor)

Special Funds, Excluded Funds and
 Restricted Funds                       As shown in each Certificate

Annuity Commencement Date               As shown in each Certificate

Required Date of Annuity Commencement   As shown in each Certificate

Death Benefits                          As shown in each Certificate

Minimum Annuity Income Payout           As shown in each Certificate

Optional Riders                         As shown in each Certificate

IU-MP-3014                             3

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                            THE SCHEDULE (continued)
--------------------------------------------------------------------------------

CHARGES

DEDUCTIONS FROM PREMIUMS
None

DEDUCTIONS FROM ACCUMULATION VALUE
Initial Administrative Charge
None

Administrative Charge
We charge a maximum of $30 to cover a portion of our ongoing administrative expenses for each Certificate Processing Period. The charge is incurred at the beginning of the Certificate Processing Period and deducted on the Certificate Processing Date at the end of the period.

Excess Allocation Charge
[$25]. Covers the cost of allocations in excess of twelve free allocation changes allowed per year. Any charge will be deducted in proportion to the amount being transferred from each Division.

Redemption Fees
We may deduct the amount of any redemption fees imposed by a mutual fund or other investment company in which the Separate Account Divisions invest as a result of any surrenders, partial withdrawals, reallocations or other transactions directed by you.

Surrender Charges
As shown in each Certificate.

IU-MP-3014                             4

--------------------------------------------------------------------------------

PREMIUM TAXES
We deduct the amount of any premium or other state and local taxes levied by any state or governmental entity when such taxes are incurred. If the charge for premium taxes is incurred when premiums are received, we advance the amount of the charge to the Accumulation Value and deduct it in equal installments on each Certificate Processing Date. Currently, we will waive the deduction of the applicable installment on each Certificate Processing Date. However, we will deduct the applicable unrecovered portion of the charge for premium taxes (not including installments which were waived) when determining the Cash Surrender Value payable if the Certificate is surrendered. We reserve the right to change the amount we charge for Premium Tax charges on future Premium Payments to conform with changes in the law or if a Certificate Owner changes state of residence.

DEDUCTIONS FROM THE DIVISIONS
Morality and Expense Risk Charge
As shown in each Certificate.

Asset Based Administrative Charge
As shown in each Certificate.

CHARGE DEDUCTION DIVISION
If elected by the Certificate Owner, all charges against the Accumulation Value in each Certificate will be deducted from the [Liquid Asset Division].

INCOME PLAN FACTORS
As shown in each Certificate.









IU-MP-3014                             5

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                                 IMPORTANT TERMS
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ACCUMULATION  VALUE - The amount that a Certificate  provides for  investment at any time. Initially, this amount is equal to the premium paid.

ANNUITANT - The person designated by the Certificate Owner to be the measuring life in determining Annuity Payments.

ANNUITY COMMENCEMENT DATE - For each Certificate, the date on which Annuity Payments begin.

ANNUITY OPTIONS - Options the Certificate Owner selects that determine the form and amount of Annuity Payments.

ANNUITY PAYMENT - The periodic payment a Certificate Owner receives.

ATTAINED AGE - The issue age of the annuitant or certificate Owner plus the number of full years elapsed since the certificate date.

BENEFICIARY - The person designated to receive benefits in the case of the death of the Certificate Owner.

BUSINESS DAY - Any day the New York Stock Exchange ("NYSE") is open for trading, exclusive of federal holidays, or any day on which the Securities and Exchange Commission ("SEC") requires that mutual funds, unit investment trusts or other investment portfolios be valued.

CASH SURRENDER VALUE - The amount the Certificate Owner receives upon surrender of the Certificate.

CERTIFICATE - This is a summary of the benefits and provisions provided by this Contract.

CERTIFICATE ANNIVERSARY - The anniversary of the certificate date.

CERTIFICATE DATE - The date we receive the Initial Premium upon which we begin determining the Certificate values. It may or may not be the same as the certificate issue date. This date is used to determine Certificate months, processing dates, years, and anniversaries.

CERTIFICATE ISSUE DATE - The date the Certificate is issued at our Customer Service Center.

CERTIFICATE PROCESSING DATES - The days when we deduct certain charges from the accumulation value. If the Certificate Processing Date is not a Valuation Date, it will be on the next succeeding Valuation Date. The Certificate Processing Date will be on the Certificate Anniversary of each year.

CERTIFICATE PROCESSING PERIOD - The period between successive certificate processing dates unless it is the first certificate processing period. In that case, it is the period from the certificate date to the first certificate processing date.

CERTIFICATE YEAR - The period between certificate anniversaries.

CERTIFICATE OWNER - The person who owns a Certificate and is entitled to exercise all rights of the Certificate. This person's death also initiates payment of the death benefit

CHARGE DEDUCTION DIVISION - The Division from which all charges are deducted if so designated or elected by the Certificate Owner.

CONTINGENT ANNUITANT - The person designated by the Certificate Owner who, upon the Annuitant's death prior to the Annuity Commencement Date, becomes the Annuitant.

IU-MP-3014                             6

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                           IMPORTANT TERMS (continued)
--------------------------------------------------------------------------------

CONTRACT ISSUE DATE - The date this Contract is issued at our Customer Service Center.

CONTRACTHOLDER - The entity to whom this Contract is issued.

EXPERIENCE FACTOR - The factor which reflects the investment experience of the portfolio in which a Variable Separate Account Division invests and also reflects the charges assessed against the Division for a Valuation Period.

FIXED ACCOUNT - This is the Separate Account established to support Fixed Allocations.

FIXEDALLOCATION - An amount allocated to the Fixed Account that is credited with a specified interest rate for a specific Guarantee Period.

GENERAL ACCOUNT - The account which contains all of our assets other than those held in our separate accounts.

GUARANTEE PERIOD - The period of years a specified interest rate is guaranteed to be credited to a Fixed Allocation or allocations to a Guaranteed Interest Division.

GUARANTEED INTEREST DIVISION - A Division of the General Account which we may, from time to time, make available for allocations of Premium Payments or Accumulation Value which we credit with fixed rates of interest for specific Guarantee Periods.

GUARANTEED INTEREST RATE - The effective annual interest rate which we will credit for a specified Guarantee Period.

GUARANTEED MINIMUM INTEREST RATE - The minimum interest rate which can be declared by us for Allocations to the Guaranteed Interest Divisions. The Guaranteed Minimum Interest Rate is an effective annual rate of 3.0%.

INITIAL PREMIUM - The payment amount required to put each Certificate in effect.

ISSUE AGE - The annuitant's or Certificate Owner's age on the last birthday on or before the certificate date.

MARKET VALUE ADJUSTMENT - A positive or negative adjustment to a Fixed Allocation. It may apply if all or part of a Fixed Allocation is withdrawn, transferred, or applied to an Annuity Option prior to the end of the Guarantee Period.

MATURITY DATE - The date on which a Guarantee Period matures. The Maturity Date of a Guarantee Period will be on the last day of the calendar month in which the Guarantee Period ends.

RIDERS - Riders add provisions or change the terms of the Certificate.

SCHEDULE DATE - The date shown in each Certificate on which the Benefit Option Package takes effect. On each Certificate Issue Date, the Schedule Date is the same as the Certificate Date. Thereafter, if the Certificate Owner elects to replace the then current Benefit Option Package with another available Benefit Option Package, the Schedule Date will be the effective date of the change.

SPECIALLY DESIGNATED DIVISION - Distributions from a portfolio underlying a Division in which reinvestment is not available will be allocated to this Division unless the Certificate Owner specifies otherwise.

VALUATION DATE - The day at the end of a Valuation Period when each Division is valued.

VALUATION PERIOD - Each business day together with any non-business days before it.

VARIABLE SEPARATE ACCOUNT DIVISION - An investment option available in the Variable Separate Account.

IU-MP-3014                             7

                          INTRODUCTION TO THIS CONTRACT
--------------------------------------------------------------------------------

ELIGIBILITY

     Eligible persons as stated in the application for this Contract and who have enrolled and for whom the Initial Premium has been paid are eligible to receive the benefits under this Contract.

THE CERTIFICATE OWNER

     The Certificate Owner is also the Annuitant unless another Annuitant has been named and is shown in the Certificate. The Certificate Owner has the rights and options described in this Contract.

     One or more people may own a Certificate. If there are multiple Certificate Owners named, the age of the oldest Certificate Owner will be used to determine the applicable death benefit. In the case of a sole certificate Owner who dies prior to the annuity commencement date, we will pay the Beneficiary the death benefit then due. If the sole certificate Owner is not an individual, we will treat the annuitant as the certificate Owner for purposes of determining when the certificate Owner dies under the death benefit provision (if there is no Contingent Annuitant), and the Annuitant's Issue Age will determine the applicable death benefit payable to the Beneficiary. The sole certificate Owner's estate will be the beneficiary if no beneficiary designation is in effect, or if the sole designated beneficiary has predeceased the certificate Owner. In the case of a joint certificate Owner dying prior to the annuity commencement date, the surviving certificate Owner(s) will be deemed the beneficiary(ies) and any other Beneficiary(ies) on record will be treated as the contingent Beneficiary(ies).

THE ANNUITANT

     The Annuitant is the measuring life of the annuity benefits provided under a Certificate. The annuitant must be a natural person. The annuitant may not be changed during the annuitant's lifetime. The Certificate Owner may name a contingent annuitant. The contingent annuitant becomes the annuitant if the annuitant dies while a Certificate is in effect prior to the Annuity Commencement Date. If the annuitant dies and no contingent annuitant has been named, we will allow the Certificate Owner sixty days to designate someone else as annuitant. The Certificate Owner will be the contingent annuitant unless the Certificate Owner names someone else. If all Certificate Owners are not individuals and, through operation of this provision, a Certificate Owner becomes the Annuitant, we will pay the death benefit proceeds to the Beneficiary. If there are joint Certificate Owners, we will treat the youngest of the Certificate Owners as the Contingent Annuitant designated, unless elected otherwise.

THE BENEFICIARY

     The beneficiary is the person to whom we pay death proceeds if the certificate Owner dies prior to the annuity commencement date. See Proceeds Payable to the Beneficiary for more information. We pay death proceeds to the primary beneficiary (unless there are joint Certificate Owners in which case the death benefit proceeds are payable to the surviving Certificate Owners). If the primary beneficiary dies before the certificate Owner, the death proceeds are paid to the contingent beneficiary, if any. If there is no surviving beneficiary, we pay the death proceeds to the certificate Owner's estate.

     One or more persons may be named as primary beneficiary or contingent Beneficiary. In the case of more than one beneficiary, we will assume any death proceeds are to be paid in equal shares to the surviving beneficiaries. Other than equal shares may be specified by the Certificate Owner.

     The Certificate Owner has the right to change beneficiaries during the Certificate Owner's lifetime, unless the primary beneficiary is designated irrevocable. When an irrevocable Beneficiary has been designated, the Certificate Owner and the irrevocable Beneficiary may have to act together to exercise the rights and options under a Certificate.

     When naming or changing the Beneficiary(ies), the Certificate Owner may specify the form of payments of the Death Benefits. We will honor the specified form of payment to the extent permitted under section 72(s) of the I.R.S. Code. If the form of payment is not specified, the Beneficiary(ies) may determine the manner of payment, to the extent allowed by the Code.

IU-MP-3014                             8

--------------------------------------------------------------------------------

CHANGE OF CERTIFICATE OWNER OR BENEFICIARY

     During the Certificate Owner's lifetime and while a Certificate is in effect under this Contract, the Certificate Owner can transfer ownership of a Certificate or change the beneficiary. To make any of these changes, we require written notice of the change in a form satisfactory to us. If there are joint Certificate Owners, both must agree to the change. The change will take effect as of the day the notice is signed. The change will not affect any payment made or action taken by us before recording the change at our Customer Service Center. A change of certificate Owner may affect the amount of death benefit payable under the Certificate. See Proceeds Payable to the Beneficiary and Benefit Option Packages.

IU-MP-3014                             9

                     PREMIUM PAYMENTS AND ALLOCATION CHANGES
--------------------------------------------------------------------------------
INITIAL PREMIUM PAYMENT

The Initial Premium Payment is required to put a Certificate in effect. The amount and allocation of the Initial Premium Payment is shown in each Certificate.

ADDITIONAL PREMIUM PAYMENT OPTION
Additional premium payments may be made after the Right to Examine period ends. Satisfactory notice to us must be given for additional premium payments.
Restrictions on additional premium payments, such as the Attained Age of the Annuitant or Owner, the period during which we will accept additional premium payments and the timing and amount of each payment, are shown in the Schedule. We reserve the right to accept additional premium payments beyond the period stated in the Schedule, or to defer acceptance of or to return any additional Premium Payments if they exceed the restrictions stated in the Schedule, if a Division or Fixed Allocation to which they are allocated is closed, or in order to comply with any law or regulation.

As of the date we receive and accept the Certificate Owner's additional premium payment:

     (1) The accumulation value will increase by the amount of the premium payment less any premium deductions as shown in each Certificate.
     (2) The increase in the accumulation value will be allocated among the Divisions and the Fixed Account in accordance with the Certificate Owner's instructions. If the Certificate Owner does not provide such instructions, allocation will be among the Divisions in proportion to the amount of accumulation value in each Division as of the date we receive and accept the additional premium payment. Allocations to the Fixed Account will be made only upon specific written request.

Where to Make Payments
Additional premium payments are to be sent to our Customer Service Center. On request, a receipt signed by one of our officers will be provided. CERTIFICATE OWNER'S RIGHT TO CHANGE ALLOCATION OF ACCUMULATION VALUE The Certificate Owner may change the allocation of accumulation value under the Certificate among the Divisions of the Variable Separate Account, the General Account, and the Fixed Account after the end of the Right to Examine Period. The number of allocation changes each certificate year that we will allow without applying an Excess Allocation Charge is shown in each Certificate. After Annuity Payments begin under a Certificate, allocation changes are not allowed between values providing Fixed Annuity Payments and Variable Annuity Payments. To make an allocation change, we must receive satisfactory notice at our Customer Service Center. The change will take effect when we receive the notice. An allocation from the Fixed Account may be subject to a Market Value Adjustment.

We will monitor transfer activity and will restrict transfers that constitute Frequent Trading. Our current definition of Frequent Trading is more than one purchase and sale of the same underlying fund within a 30-day period. We may modify our general standard, or the standard as it may apply to a particular fund, at any time without prior notice, if required by the underlying fund(s) in which Separate Account Divisions invest and/or by state or federal regulatory requirements. We will notify you in writing within 30 days of such modification.

Limitations of Allocations
We reserve the right to restrict allocations into and out of the General Account. Such limits may be dollar restrictions on allocations into the General Account or we may restrict reallocations into the General Account. WHAT HAPPENS

IF A VARIABLE SEPARATE ACCOUNT DIVISION IS NOT AVAILABLE
When a distribution is made from an investment portfolio supporting a unit investment trust Division of the Separate Account in which reinvestment is not available, we will allocate the distribution to the Specially Designated Division shown in each Certificate unless the Certificate Owner specifies otherwise. Such a distribution may occur when an investment portfolio or Division matures, when distribution from a portfolio or Division cannot be reinvested in the portfolio or Division due to the unavailability of securities, or for other reasons. When this occurs because of maturity, we will send written notice 30 days in advance of such date. To elect an allocation to other than the Specially Designated Division shown in each Certificate, we must receive satisfactory notice at least seven days prior to the date the investment matures. Such allocations will not be counted as an allocation change of the accumulation value for purposes of the number of free allocations permitted.

IU-MP-3014                             10

--------------------------------------------------------------------------------

RESTRICTED FUNDS

Restricted Funds are subject to limits as to amounts which may be invested or transferred into such Divisions. The designation of a Division as a Restricted Fund may be changed upon 30 days notice to the Owner with regard to future transfers and Premium Payments into such Division. When a new Division is made available it may be designated as a Restricted Fund. If so designated, the rules regarding its restrictions will be sent to the Owner. Listed below are the total Contract limits for Restricted Funds.

Restricted Fund Limits

            Maximum
        Allocation % of            Maximum
      Accumulation Value          Premium %           Dollar Cap
      ------------------          ---------           ----------
              30%                  99.999%            $9,999,999


THRESHOLDS

Each Restricted Fund has one or more thresholds at which point no further amounts may be allocated to that Division. Compliance with a threshold is verified whenever there is a transaction initiated which is subject to such threshold (Premium Payments, transfers, withdrawals). A threshold is applied to the total Accumulation Value of each Restricted Fund. Thresholds may be changed by us for new premiums, transfers or withdrawals by Restricted Fund upon 30 day notice.

DOLLAR CAP

The Dollar Cap is the dollar amount at which no further Accumulation Value may be added to Restricted Funds.

PREMIUM THRESHOLD

The threshold for premium by Restricted Fund limits the amount of any premium which may be allocated to that Division. Should a request for allocation to a Restricted Fund exceed the limit in effect for that Division or for the Contract, any excess over that amount shall be allocated prorata to any non-Restricted Fund(s) in which the Contract is then invested. Should the Contract not be invested in other non-Restricted Funds, the excess will be invested in the Specially Designated Division unless we receive written instructions to do otherwise. Premium allocations must also satisfy the Allocation Threshold.

ALLOCATION THRESHOLD

Allocations into a Restricted Fund are limited to that amount such that the Accumulation Value in that Restricted Fund after such allocation does not exceed the threshold for that Division and does not cause a Certificate's total limit on allocation to Restricted Funds to be exceeded. If the amount of an allocation would cause either limit to be exceeded, the allocation will only be executed to the extent the lower limit would allow.

Allocations from a Restricted Fund will be allowed even if the amount remaining in the Restricted Fund after an allocation exceeds the Allocation Threshold. If a program of allocations over time is authorized by us, verification of the threshold will be performed at the initiation of such program. If such program is modified at a later date, a testing of thresholds will be done at that time.

IU-MP-3014                             11

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               PREMIUM PAYMENTS AND ALLOCATION CHANGES (continued)
--------------------------------------------------------------------------------

THRESHOLDS - EFFECT ON WITHDRAWALS

If a withdrawal is requested while any Accumulation Value is allocated to Restricted Funds and the Allocation Threshold percentage is currently exceeded, the percentage for funds invested in Restricted Funds for the total Contract, after taking into account the withdrawal, may not be higher than prior to the withdrawal. Should the calculated effect of a withdrawal result in the total Contract threshold being exceeded, the excess portion of the withdrawal will be processed prorata from all Variable Divisions. Systematic withdrawals, while the Contract has investments in Restricted Funds, if not withdrawn prorata from all Divisions, shall be monitored annually to assure threshold compliance. Should the effect of such withdrawals cause a Restricted Fund to exceed its threshold, the Divisions from which the withdrawals are processed may be adjusted to assure that the percentage of Accumulation Value in the Restricted Funds does not increase.

THRESHOLD PROCESSING

For the purpose of calculating any thresholds, the values for the Divisions will be determined using the prior day's closing Index of Investment Experience.

IU-MP-3014                             12

                      HOW WE MEASURE THE ACCUMULATION VALUE
--------------------------------------------------------------------------------

THE GENERAL ACCOUNT

The General Account contains all assets of the Company other than those in the Separate Account(s) we establish. We may, from time to time, make available for allocations of Premium Payments or Accumulation Value under the Certificate specific Divisions of the General Account (Guaranteed Interest Divisions ) which we credit with fixed rates of interest declared by us for the then available Guarantee Period(s). Any declaration will be by class and will be based solely on our expectations of future earnings, but will never be less than the Guaranteed Minimum Interest Rate shown in the Schedule. We may periodically guarantee higher rates for specific Guarantee Periods based on our sole discretion. Such rates will apply to periods following the date of declaration. Interest will be credited daily at a rate to yield the declared annual Guaranteed Interest Rate.

Guarantee Periods
We may offer any number of Guarantee Periods and may, from time to time, change the Guarantee Periods available. Any change in the Guarantee Periods available under the Certificate will not affect existing Allocations in a Guarantee Period until the Guarantee Period Maturity Date. The Guaranteed Interest Rates for an Allocation to a Guaranteed Interest Division are effective for the entire period.

Transfers from the General Account
We currently require that amounts allocated to the General Account not be transferred until the Maturity Date of the applicable Guarantee Period. We reserve the right not to allow amounts previously transferred from the General Account to the Variable Separate Account or Fixed Account to be transferred back to the General Account for a period of at least six months from the date of transfer.

FIXED ACCOUNT

The Fixed Account is a Separate Account under state insurance law and is not required to be registered with the Securities and Exchange Commission under the Investment Company Act of 1940. Interests in the Fixed Account are registered under the Securities Act of 1933. The Fixed Account includes various Fixed Allocations which we credit with fixed rates of interest declared by us for the then available Guarantee Period(s) selected by the Certificate Owner. Any declaration will by class and will be based soley on our expectations of future earnings. We reset the interest rates for new Fixed Allocations periodically based on our sole discretion. Such rates will apply to periods following the date of declaration. Any declaration will be by class and will be based on our future expectations. Interest will be credited daily at a rate to yield the declared annual Guaranteed Interest Rate

Minimum Fixed Allocation
The minimum allocation to the Fixed Account in any one Fixed Allocation is shown in each Certificate.

Guarantee Periods
We may offer any number of Guarantee Periods and may, from time to time, change the Guarantee Periods available. Any change in the Guarantee Periods available under a Certificate will not affect existing Fixed Allocations in a Guarantee Period until the Guarantee Period Maturity Date.

The Guaranteed Interest Rates for a Fixed Allocation are effective for the entire period. The Maturity Date of a Guarantee Period will be on the last day of the calendar month in which the Guarantee Period ends. Withdrawals and transfers made during a Guarantee Period may be subject to a Market Value Adjustment unless made within thirty days prior to the Maturity Date.

Upon the Maturity Date of a Guarantee Period, we will transfer the Accumulation Value of the expiring Fixed Allocation to a Fixed Allocation with a Guarantee Period equal in length to the expiring Guarantee Period, unless the Certificate Owner selects another period prior to its Maturity Date. We will notify the Certificate Owner at least thirty days prior to a Maturity Date of the options for renewal. If the period remaining from the expiry of the previous Guarantee Period to the Annuity Commencement Date is less than the period elected or the period expiring, the next shortest period then available that will not extend beyond the Annuity Commencement Date will be offered. If a period is not available, the Accumulation Value will be transferred to the Specially Designated Division.

IU-MP-3014                             13

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                HOW WE MEASURE THE ACCUMULATION VALUE (continued)
--------------------------------------------------------------------------------

Market Value Adjustments
A Market Value Adjustment will be applied to a Fixed Allocation upon withdrawal, transfer or application to an Income Plan if made more than thirty days prior to such Fixed Allocation's Maturity Date, except on Systematic Partial Withdrawals and IRA Partial Withdrawals. The Market Value Adjustment is applied to each Fixed Allocation separately and may be positive, negative or result in no change.

Market Value Adjustment During The Right to Examine Period
The Market Value Adjustment is determined by multiplying the amount of the Accumulation Value withdrawn by the following factor:

                1  +  I                N/365
          ------------------------
                 1  +  J                         -   1


Market Value Adjustment Following The Right to Examine Period
The Market Value Adjustment is determined by multiplying the amount of the Accumulation Value withdrawn, transferred or applied to an Income Plan by the following factor:

                1  +  I                N/365
          ------------------------
            1  +  J  +  .0050                    -   1


where: I is the Index Rate for a Fixed Allocation on the first day of the applicable Guarantee Period; J is the Index Rate for new Fixed Allocations with Guarantee Periods equal to the number of years (fractional years rounded up to the next full year) remaining in the Guarantee Period at the time of calculation; and N is the remaining number of days in the Guarantee Period at the time of calculation.

Index Rate
The Index Rate is the average of the Ask Yields for the U.S. Treasury Strips as reported by a national quoting service for the applicable maturity. The average is based on the period from the 22nd day of the calendar month two months prior to the calendar month of Index Rate determination to the 21st day of the calendar month immediately prior to the month of determination. The applicable maturity date for these U.S. Treasury Strips is on or next following the last day of the Guarantee Period. If the Ask Yields are no longer available, the Index Rate will be determined using a suitable replacement method subject to any required regulatory approval. We currently set the Index Rate once each calendar month. However, we reserve the right to set the Index Rate more frequently than monthly, but in no event will such Index Rate be based on a period less than 28 days.

Market Value Adjustments will be applied as follows:
     (1) The Market Value Adjustment will be applied to the amount withdrawn before deduction of any applicable Surrender Charge.
     (2) For a partial withdrawal, partial transfer or in the case where a portion of a Fixed Allocation is applied to an Income Plan, the Market Value Adjustment will be calculated on the total amount that must be withdrawn, transferred or applied to an Income Plan in order to provide the amount requested.
     (3) If the Market Value Adjustment is negative, it will be assessed first against any remaining Accumulation Value in a particular Fixed Allocation. Any remaining Market Value Adjustment will be applied against the amount withdrawn, transferred or applied to an Income Plan
     (4) If the Market Value Adjustment is positive, it will be credited to any remaining Accumulation Value in the particular Fixed Allocation. If a cash surrender, full transfer or full application to an Income Plan has been requested, the Market Value Adjustment is added to the amount withdrawn, transferred or applied to an Income Plan.

IU-MP-3014                             14

--------------------------------------------------------------------------------

THE VARIABLE SEPARATE ACCOUNT

The Separate Account (the "Account") is a unit investment trust Separate Account, organized in and governed by the laws of the State of Delaware, our state of Domicile. The Account is divided into Divisions, each of which is available for investment under this Contract.

The Account is kept separate from our General Account and any other Separate Accounts we may have. It is used to support Variable Annuity Contracts and may be used for other purposes permitted by applicable laws and regulations. We own the assets in the Separate Account. Assets equal to the reserves and other liabilities of the account will not be charged with liabilities that arise from any other business we conduct; but, we may transfer to our General Account assets which exceed the reserves and other liabilities of the Variable Separate Account. Income and realized and unrealized gains or losses from assets in the Variable Separate Account are credited to or charged against the Account without regard to other income, gains or losses in our other investment accounts.

The Variable Separate Account will invest in mutual funds, unit investment trusts and other investment portfolios which we determine to be suitable for this Contract's purposes. The Variable Separate Account is treated as a unit investment trust under Federal securities laws. It is registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940. The Variable Separate Account is also governed by state law as described above.

Variable Separate Account Divisions
A unit investment trust Separate Account includes Divisions, each investing in a designated investment portfolio. The Divisions and the investment portfolios designated may be managed by a separate investment adviser. Such adviser may be registered under the Investment Advisers Act of 1940.

Changes within the Variable Separate Accounts
We may, from time to time, make additional Variable Separate Account Divisions available. These Divisions will invest in investment portfolios we find suitable for this Contract. We also have the right to eliminate Divisions from a Variable Separate Account, to combine two or more Divisions or to substitute a new portfolio for the portfolio in which a Division invests. A substitution may become necessary if, in our judgment, a portfolio or Division no longer suits the purpose of this Contract. This may happen due to a change in laws or regulations, or a change in a portfolio's investment objectives or restrictions, or because the portfolio or Division is no longer available for investment, or for some other reason. We will obtain any required regulatory approvals before making such a substitution.

Subject to any required regulatory approvals, we reserve the right to transfer assets of the Variable Separate Account which we determine to be associated with the class of contracts to which this Contract belongs, to another Variable Separate Account or Division.

When permitted by law, we reserve the right to:
     (1) deregister a Variable Separate Account under the Investment Company Act of 1940;
     (2) operate a Variable Separate Account as a management company under the Investment Company Act of 1940, if it is operating as a unit investment trust;
     (3) operate a Variable Separate Account as a unit investment trust under the Investment Company Act of 1940, if it is operating as a managed Variable Separate Account;
     (4) restrict or eliminate any voting rights of Owners, or other persons who have voting rights to a Variable Separate Account; and
     (5) combine a Variable Separate Account with other Variable Separate Accounts.

MEASUREMENT OF INVESTMENT EXPERIENCE

Index of Investment Experience
The Investment Experience of a Variable Separate Account Division is determined on each Valuation Date. We use an Index to measure changes in each Division's experience during a Valuation Period. We set the Index at $10 when the first investments in a Division are made. The Index for a current Valuation Period equals the Index for the preceding Valuation Period multiplied by the Experience Factor for the current Valuation Period.

IU-MP-3014                             15

--------------------------------------------------------------------------------

How We Determine the Experience Factor (Net Return Factor)
For Divisions of a unit investment trust Separate Account, the Experience Factor reflects the Investment Experience of the portfolio in which the Division invests as well as the charges assessed against the Division for a Valuation Period. The factor is calculated as follows:
     (1) We take the net asset value of the portfolio in which the Division invests at the end of the current Valuation Period.
     (2) We add to (1) the amount of any dividend or capital gains distribution declared for the investment portfolio and reinvested in such portfolio during the current Valuation Period. We subtract from that amount a charge for our taxes, if any.
     (3) We divide (2) by the net asset value of the portfolio at the end of the preceding Valuation Period.
     (4) We subtract the daily Mortality and Expense Risk Charge for each Division shown in each Certificate for each day in the Valuation Period.
     (5) We subtract the daily Asset Based Administrative Charge shown in each Certificate for each day in the Valuation Period.

Calculations for Divisions investing in unit investment trusts are on a per unit basis.

Net Rate of Return for a Variable Separate Account Division (Net Return Rate)

The Net Rate of Return for a Variable Separate Account Division during a Valuation Period is the Experience Factor for that Valuation Period minus one.

VALUATION PERIOD

Each Division and Fixed Allocation will be valued at the end of each Valuation Period on a Valuation Date. A Valuation Period is each Business Day together with any non-Business Days before it. A Business Day is any day the New York Stock Exchange (NYSE) is open for trading, and the SEC requires mutual funds, unit investment trusts, or other investment portfolios to value their securities.

ACCUMULATION VALUE

The Accumulation Value of a Certificate is the sum of the amounts in each of the Divisions of the Variable Separate Account, the General Account, and the Fixed Account. The Certificate Owner selects how the Accumulation Value is allocated. The maximum number of Divisions and Fixed Allocations to which the Accumulation Value may be allocated at any one time is shown in each Certificate.

ACCUMULATION VALUE IN EACH DIVISION AND FIXED ALLOCATION

On the Certificate Date
On the Certificate Date, the Accumulation Value is allocated to each Division and Fixed Allocation as shown in each Certificate. We reserve the right to allocate premium to the Specially Designated Division during any Right to Examine period. After such time, allocation will be made proportionately in accordance with the initial allocation(s) as elected by the Certificate Owner.

On each Valuation Date
At the end of each subsequent Valuation Period, the amount of Accumulation Value in each Division and Fixed Allocation will be calculated as follows:
     (1) We take the Accumulation Value in the Division or Fixed Allocation at the end of the preceding Valuation Period.
     (2) We multiply (1) by the Variable Separate Account Division's Net Rate of Return for the current Valuation Period or we calculate the interest to be credited to a Fixed Allocation or to a Guaranteed Interest Division for the current Valuation Period.
     (3)  We add (1) and (2).
     (4) We add to (3) any additional Premium Payments (less any premium deductions as shown in each Certificate) allocated to the Division or Fixed Allocation during the current Valuation Period.

IU-MP-3014                             16

--------------------------------------------------------------------------------

     (5) We add or subtract allocations to or from that Division or Fixed Allocation during the current Valuation Period.
     (6) We subtract from (5) any Partial Withdrawals from the Division or Fixed Allocation during the current Valuation Period.
     (7) We subtract from (6) the amounts deducted from that Division or Fixed Allocation for:
          (a) any charges due for the Optional Benefit Riders as shown in each Certificate;
          (b)  any  deductions  from   Accumulation   Value  as  shown  in  each
               Certificate.

However, if elected, amounts deducted will be taken from the Charge Deduction Division.

CHARGES DEDUCTED FROM ACCUMULATION VALUE FOR EACH PROCESSING PERIOD

All charges and fees are shown in each Certificate.

Charge Deduction Division Option
We will deduct all charges against the accumulation value of a Certificate from the Charge Deduction Division if the Certificate Owner elected this option. If this option was not elected or if the charges are greater than the amount in the Charge Deduction Division, the charges against the Accumulation Value will be deducted as follows:
     (1) If these charges are less than the accumulation value in the Variable Separate Account Divisions, they will be deducted proportionately from all Divisions.
     (2) If these charges exceed the Accumulation Value in the Variable Separate Account Divisions, any excess over such value will be deducted proportionately from any Fixed Account and Guaranteed Interest Divisions.

Any charges deducted from the Fixed Account or the General Account will be taken from Allocations starting with the Guarantee Period nearest its Maturity Date until such charges have been paid.

The Certificate Owner may at any time while the Certificate is in effect change the election of this option. To do so, the Certificate Owner must send a written request to our Customer Service Center. Any change will take effect within seven days of the date we receive the request.

IU-MP-3014                             17

                        THE CERTIFICATE OWNER'S BENEFITS
--------------------------------------------------------------------------------

While a Certificate is in effect, there are important rights and benefits that are available. We discuss these rights and benefits in this section.

PARTIAL WITHDRAWAL OPTION

To take a partial withdrawal, satisfactory notice must be sent to our Customer Service Center. The minimum withdrawal amount which may be taken is shown in each Certificate. The maximum amount that can be taken as a Conventional Partial Withdrawal each Certificate Year without being considered an Excess Partial Withdrawal is shown in each Certificate. We will collect a Surrender Charge as described in each Certificate for Excess Partial Withdrawals and any unrecovered Premium Taxes.

We will treat as a request to surrender the Certificate any request for a Partial Withdrawal which (a) exceeds 90% of the Cash Surrender Value; and (b) reduces the Cash Surrender Value after such withdrawal to less than $2,500.

Conventional Partial Withdrawals
The minimum withdrawal amount which may be taken is shown in each Certificate. The maximum amount that can be taken as a Conventional Partial Withdrawal each Certificate Year without being considered an Excess Partial Withdrawal is shown in each Certificate. Any Conventional Partial Withdrawal from a Fixed Allocation is subject to a Market Value Adjustment unless withdrawn within 30 days prior to the Maturity Date.

Systematic Partial Withdrawals
Systematic Partial Withdrawals may be elected to commence after 28 days from the Certificate Issue Date. and may be taken on a monthly, quarterly or annual basis. The Maximum Systematic Partial Withdrawal Amount which may be taken is shown in each Certificate. Systematic Partial Withdrawals of interest from Fixed Allocations are not subject to a Market Value Adjustment. A Systematic Partial Withdrawal which does not exceed the Maximum Systematic Partial Withdrawal Amount is not subject to a Surrender Charge.

Systematic Partial Withdrawals and Conventional Partial Withdrawals may not be taken in the same Certificate Year.

IRA Partial Withdrawals for Qualified Plans Only
Partial Withdrawals may be taken from a Certificate issued as an IRA on a monthly, quarterly or annual basis. Such IRA Partial Withdrawals will not be subject to Surrender Charges to the extent that they do not exceed the Minimum Required Distribution based on the Accumulation Value of the Certificate, as set forth in the Internal Revenue Code. A minimum withdrawal of $100.00 is required. An IRA Partial Withdrawal in excess of the maximum amount allowed under the Systematic Partial Withdrawal option may be subject to a Market Value Adjustment.

Systematic Partial Withdrawals and Conventional Partial Withdrawals are not allowed when IRA Partial Withdrawals are being taken.

SURRENDER CHARGE

A Surrender Charge may be imposed as a percentage of premium not previously withdrawn if the Certificate is surrendered or an Excess Partial Withdrawal is taken as described in each Certificate. The percentage imposed at time of surrender or Excess Partial Withdrawal depends on the number of complete years that have elapsed since a Premium Payment was made. The Surrender Charge expressed as a percentage of each Premium Payment not previously withdrawn is shown in each Certificate.

IU-MP-3014                             18

--------------------------------------------------------------------------------

Waiver of Surrender Charge
No Surrender Charges will be assessed for an Excess Partial Withdrawal or surrender if:

     (1) More than one Certificate Year has elapsed since the Certificate Date; and
     (2) The withdrawal or surrender is requested within three years after the Certificate Owner's admission to and confinement in a licensed Nursing Care Facility for 45 consecutive days.

This waiver does not apply if the Certificate Owner spent at least one day in a licensed Nursing Care Facility during the two week period immediately preceding or immediately following the Certificate Date.

CASH VALUE BENEFIT

Cash Surrender Value
The Cash Surrender Value, while the Annuitant is living and before the Annuity Commencement Date, is determined as follows:

     (1)  We take the Certificate's Accumulation Value;
     (2)  We adjust for any applicable Market Value Adjustment;
     (3)  We deduct any Surrender Charges;
     (4) We deduct any charges shown as shown in each Certificate that have been incurred but not yet deducted, including:
          (a)  any administrative charge that has not yet been deducted;
          (b)  the pro rata part of any charges for Optional Benefit Riders; and
          (c)  any applicable premium or other tax.

Cancelling to Receive the Cash Surrender Value
The Certificate Owner may, at any time on or before the annuity commencement date and while the Annuitant is living, surrender a Certificate to us. To do this, the Certificate Owner must return the Certificate with a signed request for cancellation to our Customer Service Center.

The cash surrender value will vary daily. We will determine the cash surrender value as of the date we receive the Certificate and the signed request in our Customer Service Center. All benefits under the Certificate will then end.

We will usually pay the Cash Surrender Value within seven days; but, we may delay payment as described in the Payments We May Defer provision.

PROCEEDS PAYABLE TO THE BENEFICIARY

Prior to the Annuity Commencement Date
If the sole Certificate Owner dies prior to the Annuity Commencement Date, we will pay the Beneficiary the Death Benefit based on the Benefit Option Package elected and in effect on the date of death. If there are joint Certificate Owners and any Certificate Owner dies, we will pay the surviving Owner(s) the Death Benefit. We will pay the amount on receipt of due proof of the Owner's death at our Customer Service Center. Such amount may be received in a single lump sum or applied to any of the Annuity Options (see Choosing an Income Plan). When the Owner (or all Owners where there are joint Owners) is not an individual, the Death Benefit will become payable on the death of the Annuitant prior to the Annuity Commencement Date (unless a Contingent Annuitant survived the Annuitant). Only one Death Benefit is payable under each Certificate. In all events, distributions under a Certificate must be made as required by applicable law.

How to Claim Payments to Beneficiary
We must receive proof of the Owner's (or the Annuitant's) death before we will make any payments to the Beneficiary. We will calculate the Death Benefit as of the date we receive due proof of death. The Beneficiary should contact our Customer Service Center for instructions

IU-MP-3014                             19

                             BENEFIT OPTION PACKAGES
--------------------------------------------------------------------------------

The Contract offers three Benefit Option Packages. The Option Package elected is shown in each Certificate.

ELECTION OF BENEFIT OPTION PACKAGES

On any Certificate Anniversary prior to and including the date the Certificate Owner reaches Attained Age 80, the Certificate Owner may elect to replace the Benefit Option Package in effect with another Benefit Option Package provided there are no Joint Certificate Owners and the Certificate Owner and the Annuitant meet the eligibility criteria stated below. Such election must be received by us in writing at our Customer Service Center on or during the sixty day period immediately preceding the Certificate Anniversary.

The effective date of the newly elected Benefit Option Package will be the Certificate Anniversary at the end of the sixty day election period. We will issue another Certificate Schedule reflecting the new Benefit Option Package Chosen. This new Schedule will reflect the new Schedule Date and the revised Charges, if any, for the Benefit Option Package elected.

SPECIAL FUNDS AND EXCLUDED FUNDS

The allocation of Accumulation Value to the Variable Separate Account Divisions, the General Account, and the Fixed Account may be subject to specific limitations or rules when calculating the Death Benefits provided in each of the Benefit Option Packages described below. Such allocations are called Special Funds and Excluded Funds. Special Funds and Excluded Funds, if any, are shown in each Certificate Schedule.

We may add newly available Divisions as Special Funds or Excluded Funds. We may also reclassify an existing Division as a Special Fund or Excluded Fund or remove such designation(s) upon 30 days notice to the Certificate Owner. Such reclassifications will apply to amounts transferred or otherwise allocated to such Division after the date of the change. We may reduce any applicable Mortality and Expense Risk Charge for that portion of the Certificate allocated to a Special Fund or Excluded Fund.

DESCRIPTION OF BENEFIT OPTION PACKAGE I

Benefit Option Package I is not available if, at the time of election, the Certificate's Accumulation Value is less than $15,000.

The Death Benefit is the greatest of (i), (ii) and (iii) below, where:
     (i)  is the Accumulation Value;
     (ii) is the Guaranteed Death Benefit;
     (iii) is the Cash Surrender Value.

Guaranteed Death Benefit
The Guaranteed Death Benefit is equal to the sum of I and II below.
     I.   The Guaranteed Death Benefit Base for Covered Funds
     II.  The Accumulation Value allocated to Excluded Funds

On the Certificate Date, the Guaranteed Death Benefit Base for Covered Funds is the initial premium allocated to Covered Funds. On subsequent Valuation Dates, the Guaranteed Death Benefit Base for Covered Funds is calculated as follows:

IU-MP-3014                             20

--------------------------------------------------------------------------------

     (1) Start with the Guaranteed Death Benefit Base for Covered Funds from the prior Valuation Date.
     (2) Add any additional premiums paid and allocated to Covered Funds during the current Valuation Period to (1).
     (3) Adjust (2) for any transfers to or from Excluded Funds during the current Valuation Period.
     (4) Subtract from (3) any Partial Withdrawal Adjustments for any Partial Withdrawal made from Covered Funds during the current Valuation Period.

The Guaranteed Death Benefit Base for Excluded Funds has a corresponding definition, but with respect to amounts allocated to Excluded Funds.

Transfers from Excluded Funds to Covered Funds will reduce the Guaranteed Death Benefit Base for Excluded Funds on a pro-rata basis. The resulting increase in the Guaranteed Death Benefit Base for Covered Funds will equal the lesser of the reduction in the Guaranteed Death Benefit Base for Excluded Funds and the net Accumulation Value transferred.

Transfers from Covered Funds to Excluded Funds will reduce the Guaranteed Death Benefit Base for Covered Funds on a pro-rata basis. The resulting increase in the Guaranteed Death Benefit Base for Excluded Funds will equal the reduction in Guaranteed Death Benefit Base for Covered Funds.

Partial Withdrawal Adjustments
For any partial withdrawal, the Death Benefit components will be reduced on a pro-rata basis. The pro-rata adjustment is equal to (1) divided by (2) multiplied by (3), where: (1) is the Accumulation Value withdrawn; (2) is the Accumulation Value immediately prior to withdrawal; and (3) is the amount of the applicable Death Benefit component immediately prior to the withdrawal. Separate adjustments will apply to the amounts in the Covered and Excluded Funds.

Change of Owner
A change of Owner will result in recalculation of the Death Benefit and the Guaranteed Death Benefit. If the new Owner's Attained Age at the time of the change is less than 86, the Guaranteed Death Benefit in effect prior to the change will remain in effect and the Death Benefit provision shall apply. If the new Owner's Attained Age is 86 or greater at the time of the change, or if the new owner is not an individual (other than a trust created for the benefit of the owner or annuitant), the Guaranteed Death Benefit will be zero, and the Death Benefit will then be the Cash Surrender Value.

Spousal Continuation upon Death of Owner
If at the Owner's death, the surviving spouse of the deceased Owner is the Beneficiary and such surviving spouse elects to continue the Certificate as their own pursuant to Internal Revenue Code Section 72(s) or the equivalent provisions of U.S. Treasury Department rules for qualified plans, the following will apply:
     (1) If the Guaranteed Death Benefit as of the date we receive due proof of death of the Owner, minus the Accumulation Value, also as of that date, is greater than zero, we will add such difference to the Accumulation Value. Such addition will be allocated to the Divisions of the Separate Account then available in the same proportion as the Accumulation Value in each available Division bears to the Accumulation Value in all such Divisions. If there is no Accumulation Value in any Division then available, the addition will be allocated to the Specially Designated Division.
     (2) The Guaranteed Death Benefit will continue to apply, with all age criteria using the surviving spouse's age as the determining age.
     (3) At subsequent surrender, any Surrender Charge applicable to premiums paid prior to the date we receive due proof of death of the Owner will be waived. Any premiums paid later will be subject to any applicable Surrender Charge.

IU-MP-3014                             21

--------------------------------------------------------------------------------

Non Spousal Continuation upon Death of Owner
If, at the Owner's death, the non spouse beneficiary of the deceased Owner elects to continue the Certificate for the purpose of taking distributions pursuant to Internal Revenue Code Section 72(s) or the equivalent provisions of U.S. Treasury Department rules for qualified plans, the following will apply:

     (1) If the Guaranteed Death Benefit as of the date we receive due proof of death of the Owner, minus the Accumulation Value, also as of that date, is greater than zero, we will add such difference to the Accumulation Value. Such addition will be allocated to the Divisions of the Separate Account then available in the same proportion as the Accumulation Value in each available Division bears to the Accumulation Value in all such Divisions. If there is no Accumulation Value in any Division then available, the addition will be allocated to the Specially Designated Division.
     (2) Thereafter, the Guaranteed Death Benefit will no longer be available and the amount payable upon the death of the non spouse beneficiary, if such beneficiary dies while receiving distributions under the Certificate, will be the Accumulation Value as of the date we receive due proof of such beneficiary's death.
     (3) No additional premium payments may be made following the date we receive due proof of death of the Owner. (4) At subsequent surrender, any applicable Surrender Charges will be waived.

DESCRIPTION OF BENEFIT OPTION PACKAGE II

Benefit Option Package II is not available if there are Joint Certificate Owners or if, at the time of election, the Certificate's Accumulation Value is less than $15,000.

Death Benefit
The Death Benefit is the greatest of (i), (ii), (iii) and (iv) below, where:
     (i)  is the Accumulation Value;
     (ii) is the Guaranteed Death Benefit;
     (iii) is the Cash Surrender Value; and
     (iv)is the Minimum Death Benefit.

Minimum Death Benefit
The Minimum Death Benefit is equal to the sum of I and II below:
     I.   The Accumulation Value allocated to Excluded Funds; and
     II.  Adjusted Premium for Covered Funds.

Adjusted Premium for Covered Funds shall mean all premium allocated to Covered Funds, plus an adjustment for any amounts transferred to Covered Funds, less a pro-rata adjustment for any amounts transferred or withdrawn from Covered Funds. The amount of the pro-rata adjustment will equal (a) times (b) divided by (c), where: (a) is the Adjusted Premium for Covered Funds prior to the transfer or withdrawal; (b) is the Accumulation Value of the transfer or withdrawal; and (c) is the Accumulation Value allocated to Covered Funds before the transfer or withdrawal.

Adjusted Premium for Excluded Funds has the same definition, but with respect to amounts allocated to Excluded Funds.

Transfers from Excluded Funds to Covered Funds increase the Adjusted Premium for Covered Funds by the lesser of the reduction of the Adjusted Premium for Excluded Funds and net Accumulation Value transferred. Transfers from Covered Funds to Excluded Funds increase the Adjusted Premium for Excluded Funds by the reduction in the Adjusted Premium for Covered Funds.

IU-MP-3014                             22

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                       BENEFIT OPTION PACKAGES (continued)
--------------------------------------------------------------------------------

Guaranteed Death Benefit
The Guaranteed Death Benefit is equal to the sum of I and II below.
     I.   The Guaranteed Death Benefit Base for Covered Funds
     II.  The Accumulation Value allocated to Excluded Funds

If the Schedule Date is the Certificate Date, the Guaranteed Death Benefit Base for Covered Funds is the initial premium allocated to Covered Funds. If the Schedule Date is other than the Certificate Date:
     (1) If a transfer from Benefit Option Package I has occurred, the Guaranteed Death Benefit Base for Covered Funds as of the new Schedule Date is set to equal the Accumulation Value allocated to Covered Funds minus any fees or charges deducted as of such date; and
     (2) If a transfer from Benefit Option Package III has occurred, the Guaranteed Death Benefit Base for Covered Funds as of the new Schedule Date is set to equal the Alternate Guaranteed Death Benefit Base for Covered and Special Funds as defined under Benefit Option Package III as of such date.

On subsequent Valuation Dates, the Guaranteed Death Benefit Base for Covered Funds is calculated as follows:
     (1) Start with the Guaranteed Death Benefit Base for Covered Funds on the prior Valuation Date.
     (2) Add to (1) any additional premium allocated to the Covered Funds during the current Valuation Period and adjustments for transfers to Covered Funds during the current Valuation Period and subtract from
          (1) any adjustment for transfers from Covered Funds during the current Valuation Period and any Partial Withdrawal Adjustments for any
          Partial Withdrawals taken from Covered Funds during the current Valuation Period.
     (3) On a Valuation Date that occurs on or prior to the Owner's attained age 90, which is also a Certificate Anniversary, we set the Guaranteed Death Benefit Base for Covered Funds equal to the greater of (2) or the Accumulation Value allocated to Covered Funds minus any fees or charges deducted as of such date. On all other Valuation Dates, the Guaranteed Death Benefit Base for Covered Funds is equal to (2).

The Guaranteed Death Benefit Base for Excluded Funds has a corresponding definition, but with respect to amounts allocated to Excluded Funds.

Transfers from Excluded Funds to Covered Funds will reduce the Guaranteed Death Benefit Base for Excluded Funds on a pro-rata basis. The resulting increase in the Guaranteed Death Benefit Base for Covered Funds will equal the lesser of the reduction in the Guaranteed Death Benefit Base for Excluded Funds and the net Accumulation Value transferred.

Transfers from Covered Funds to Excluded Funds will reduce the Guaranteed Death Benefit Base for Covered Funds on a pro-rata basis. The resulting increase in the Guaranteed Death Benefit Base for Excluded Funds will equal the reduction in Guaranteed Death Benefit Base for Covered Funds.

Partial Withdrawal Adjustments
For any partial withdrawal, the Death Benefit components will be reduced on a pro-rata basis. The pro-rata adjustment is equal to (1) divided by (2) multiplied by (3), where: (1) is the Accumulation Value withdrawn; (2) is the Accumulation Value immediately prior to withdrawal; and (3) is the amount of the applicable Death Benefit component immediately prior to the withdrawal. Separate adjustments will apply to amounts in the Covered and Excluded Funds.

IU-MP-3014                             23

--------------------------------------------------------------------------------

Change of Owner
If there is a change in ownership and the new Owner's Attained Age at the time of the change is less than 81, the Guaranteed Death Benefit in effect prior to the change will remain in effect and the provisions for Benefit Option Package II will continue to apply. If the new Owner's Attained Age at the time of the change is 81 or greater, if Joint Owners are named, or if the new Owner is not an individual (except in the case of a trust issued for the benefit of the owner or annuitant), the provisions of Benefit Option Package I will apply and we will issue a new Schedule reflecting the Schedule Date and the revised charges, if any, applicable to Benefit Option Package I.

Spousal Continuation upon Death of Owner
If at the Owner's death, the surviving spouse of the deceased Owner is the Beneficiary and such surviving spouse elects to continue the Certificate as their own pursuant to Internal Revenue Code Section 72(s) or the equivalent provisions of U.S. Treasury Department rules for qualified plans, the following will apply:
     (1) If the greater of (ii) and (iv) in the Death Benefit provision as of the date we receive due proof of death of the Owner, minus the Accumulation Value, also as of that date, is greater than zero, we will add such difference to the Accumulation Value. Such addition will be allocated to the Divisions of the Separate Account then available in the same proportion as the Accumulation Value in each available Division bears to the Accumulation Value in all such Divisions. If there is no Accumulation Value in any Division then available, the addition will be allocated to the Specially Designated Division.
     (2) The Guaranteed Death Benefit and the Minimum Death Benefit will continue to apply, using the surviving spouse's age as the determining age.
     (3) At subsequent surrender, any Surrender Charge applicable to premiums paid prior to the date we receive due proof of death of the Owner will be waived. Any premiums paid later will be subject to any applicable Surrender Charge.

Non Spousal Continuation upon Death of Owner
If, at the Owner's death, the non spouse beneficiary of the deceased Owner elects to continue the Certificate for the purpose of taking distributions pursuant to Internal Revenue Code Section 72(s) or the equivalent provisions of U.S. Treasury Department rules for qualified plans, the following will apply:
     (1) If the greater of (ii) and (iv) in the Death Benefit provision as of the date we receive due proof of death of the Owner, minus the Accumulation Value, also as of that date, is greater than zero, we will add such difference to the Accumulation Value. Such addition will be allocated to the Divisions of the Separate Account then available in the same proportion as the Accumulation Value in each available Division bears to the Accumulation Value in all such Divisions. If there is no Accumulation Value in any Division then available, the addition will be allocated to the Specially Designated Division.
     (2) Thereafter, the Guaranteed Death Benefit and Minimum Death Benefit will no longer be available and the amount payable upon the death of the non spouse beneficiary, if such beneficiary dies while receiving distributions under the Certificate, will be the Accumulation Value as of the date we receive due proof of such beneficiary's death.
     (3) No additional premium payments may be made under following the date we receive due proof of death of the Owner.
     (4) At subsequent surrender, any applicable Surrender Charges will be waived.

IU-MP-3014                             24

--------------------------------------------------------------------------------

DESCRIPTION OF BENEFIT OPTION PACKAGE III

Benefit Option Package III is not available if there are Joint Certificate Owners or if, at the time of election, the Certificate's Accumulation Value is less than $15,000.

The Death Benefit is the greatest of (i), (ii), (iii), (iv) and (v) below, where:
     (i)  is the Accumulation Value;
     (ii) is the lesser of (a) and (b) where (a) is the Guaranteed Death Benefit, and (b) is the Maximum Guaranteed Death Benefit;
     (iii) the Cash Surrender Value;
     (iv) is the Minimum Death Benefit; and
     (v)  the Alternate Guaranteed Death Benefit.

Minimum Death Benefit
The Minimum Death Benefit is equal to the sum of I and II below:
     I.   The Accumulation Value allocated to Excluded Funds; and
     II.  Adjusted Premium for Covered and Special Funds.

Adjusted Premium for Covered and Special Funds shall mean all premium allocated to Covered or Special Funds, plus an adjustment for any amounts transferred to Covered or Special Funds, less a pro-rata adjustment for any amounts transferred or withdrawn from Covered or Special Funds. The amount of the pro-rata adjustment will equal (a) times (b) divided by (c), where: (a) is the Adjusted Premium for Covered and Special Funds prior to the transfer or withdrawal; (b) is the Accumulation Value of the transfer or withdrawal; and (c) is the Accumulation Value allocated to Covered and Special Funds before the transfer or withdrawal. Adjusted Premium for Excluded Funds has the same definition, but with respect to amounts allocated to Excluded Funds.

Transfers from Excluded Funds to Covered or Special Funds increase the Adjusted Premium for Covered and Special Funds by the lesser of the reduction of the Adjusted Premium for Excluded Funds and net Accumulation Value transferred. Transfers from Covered or Special Funds to Excluded Funds increase the Adjusted Premium for Excluded Funds by the reduction in the Adjusted Premium for Covered and Special Funds.

Guaranteed Death Benefit
The Guaranteed Death Benefit is equal to the sum of I, II and III below.
     I.   The Guaranteed Death Benefit Base for Covered Funds
     II.  The Guaranteed Death Benefit Base for Special Funds
     III. The Accumulation Value allocated to Excluded Funds

On the Schedule Date, the Guaranteed Death Benefit Base for Covered Funds is set to equal the Accumulation Value, allocated to Covered Funds minus any fees or charges deducted as of such date. On subsequent Valuation Dates, the Guaranteed Death Benefit Base for Covered Funds is calculated as follows:
     (1) Start with the Guaranteed Death Benefit Base for Covered Funds on the prior Valuation Date.
     (2) Calculate Interest on (1) for the current Valuation Period at the Guaranteed Death Benefit Interest Rate shown below.
     (3)  Add (1) and (2).
     (4) Add to (3) any additional premiums allocated to Covered Funds during the current Valuation Period.

IU-MP-3014                             25

--------------------------------------------------------------------------------

     (5) Add to or subtract from (4) adjustments for transfers made during the current Valuation Period.
     (6) Subtract from (5) the amount of any Partial Withdrawal Adjustments for any partial withdrawals made from Covered Funds during the current Valuation Period.

The Guaranteed Death Benefit Base for Excluded Funds has a corresponding definition, but with respect to amounts allocated to Excluded Funds.

On the Schedule Date, the Guaranteed Death Benefit Base for Special Funds is set to equal the Accumulation Value allocated to Special Funds minus any fees or charges deducted as of such date. On subsequent Valuation Dates, the Guaranteed Death Benefit Base for Special Funds is calculated as follows:
     (1) Start with the Guaranteed Death Benefit Base for Special Funds on the prior Valuation Date.
     (2) Add to (1) any additional premiums allocated to Special Funds during the current Valuation Period.
     (3) Add to or subtract from (3) adjustments for transfers made during the Valuation Period.
     (4) Subtract from (3) the amount of any Partial Withdrawal Adjustments for any partial withdrawals made from Special Funds during the current Valuation Period.

Transfers
Transfers from Special Funds to Covered or Excluded Funds will reduce the Guaranteed Death Benefit Base for Special Funds on a pro-rata basis. The resulting increase in the Guaranteed Death Benefit Base for Covered or Excluded Funds will equal the reduction in the Guaranteed Death Benefit Base for Special Funds.

Transfers from Covered Funds to Special or Excluded Funds will reduce the Guaranteed Death Benefit Base for Covered Funds on a pro-rata basis. The resulting increase in the Guaranteed Death Benefit Base for Special or Excluded Funds will equal the reduction in Guaranteed Death Benefit Base for Covered Funds.

Transfers from Excluded Funds to Covered or Special Funds will reduce the Guaranteed Death Benefit Base for Excluded Funds on a pro-rata basis. The resulting increase in the Guaranteed Death Benefit Base for Covered or Special Funds will equal the lesser of the reduction in the Guaranteed Death Benefit Base for Excluded Funds and the net Accumulation Value transferred.

Guaranteed Death Benefit Interest Rate
The Guaranteed Death Benefit Interest Rate is 5%, except that for any Valuation Period ending after the Certificate Anniversary on which the Owner attains age 90, or after the Maximum Guaranteed Death Benefit has been reached, the Guaranteed Death Benefit Interest Rate will be 0%.

Maximum Guaranteed Death Benefit
The Maximum Guaranteed Death Benefit is equal to three times premium paid reduced by the amount of any Partial Withdrawal Adjustments. Any addition due to spousal continuation will not affect the Maximum Guaranteed Death Benefit or the Guaranteed Death Benefit Base.

Partial Withdrawal Adjustments
For any partial withdrawal, the Death Benefit components will be reduced on a pro-rata basis. The pro-rata adjustment is equal to (1) divided by (2) multiplied by (3), where: (1) is the Accumulation Value withdrawn; (2) is the Accumulation Value immediately prior to withdrawal; and (3) is the amount of the applicable Death Benefit component immediately prior to the withdrawal. Separate adjustments will apply to the amounts in the Covered, Excluded and Special Funds as well as the Maximum Guaranteed Death Benefit.

Alternate Guaranteed Death Benefit
The Alternate Guaranteed Death Benefit is equal to the sum of I and II below.
     I.   The  Alternate  Guaranteed  Death Benefit Base for Covered and Special
          Funds
     II   The Accumulation Value allocated to Excluded Funds.

IU-MP-3014                             26

--------------------------------------------------------------------------------

If the Schedule Date is the Certificate Date, the Alternate Guaranteed Death Benefit Base for Covered and Special Funds is the initial premium allocated to Covered and Special Funds. If the Schedule Date is other than the Certificate
Date:
     (1) If a transfer from Benefit Option Package I has occurred, the Alternate Guaranteed Death Benefit Base for Covered and Special Funds as of the new Schedule Date is set to equal the Accumulation Value allocated to Covered and Special Funds minus any fees or charges deducted as of such date; and
     (2) If a transfer from Benefit Option Package II has occurred, the Alternate Guaranteed Death Benefit Base for Covered and Special Funds as of the new Schedule Date is set to equal the Guaranteed Death Benefit Base for Covered Funds as defined under Benefit Option Package II as of such date.On subsequent Valuation Dates, the Alternate Guaranteed Death Benefit Base for Covered and Special Funds is calculated as follows: (1) Start with the Alternate Guaranteed Death Benefit Base for Covered and Special Funds from the prior Valuation Date. (2) Add to (1) any additional premium allocated to Covered and Special Funds during the current Valuation Period.
     (3) Add to (or subtract from)(2) adjustments for transfers made during the current Valuation Period.
     (4) Subtract from (3) any Partial Withdrawal Adjustments for any partial withdrawals taken from Covered and Special Funds during the current Valuation Period.
     (5) On a Valuation Date that occurs on or prior to the Owner's attained age 90, which is also a Certificate Anniversary, we set the Alternate Guaranteed Death Benefit Base for Covered and Special Funds equal to the greater of (4) or the Accumulation Value in Covered and Special Funds minus any fees and charges deducted as of such date. On all other Valuation Dates, the Alternate Guaranteed Death Benefit Base for Covered and Special Funds is equal to (4).

The Alternate Guaranteed Death Benefit Base for Excluded Funds has a corresponding definition, but with respect to amounts allocated to Excluded Funds.

Transfers
Transfers from Special or Covered Funds to Excluded Funds will reduce the Alternate Guaranteed Death Benefit Base for Covered and Special Funds on a pro-rata basis. The resulting increase in the Alternate Guaranteed Death Benefit Base for Excluded Funds will equal the reduction in the Alternate Guaranteed Death Benefit Base for Covered and Special Funds.

Transfers from Excluded Funds to Covered or Special Funds will reduce the Alternate Guaranteed Death Benefit Base for Excluded Funds on a pro-rata basis. The resulting increase in the Alternate Guaranteed Death Benefit Base for Covered and Special Funds will equal the lesser of the reduction in the Alternate Guaranteed Death Benefit Base for Excluded Funds and the net Accumulation Value transferred.

Change of Owner
If there is a change in ownership and the new Owner's Attained Age at the time of the change is less than 81, the Guaranteed Death Benefit in effect prior to the change will remain in effect and the provisions for Benefit Option Package III will continue to apply. If the new Owner's Attained Age at the time of the change is 81 or greater, if Joint Owners are named, or if the new Owner is not an individual (except in the case of a trust issued for the benefit of the owner or annuitant), the provisions of Benefit Option Package I will apply and we will issue a new Schedule reflecting the Schedule Date and the revised charges, if any, applicable to Benefit Option Package I.

IU-MP-3014                             27

--------------------------------------------------------------------------------

Spousal Continuation upon Death of Owner
If at the Owner's death, the surviving spouse of the deceased Owner is the Beneficiary and such surviving spouse elects to continue the Certificate as their own pursuant to Internal Revenue Code Section 72(s) or the equivalent provisions of U.S. Treasury Department rules for qualified plans, the following will apply:
     (1) If the greatest of (ii), (iv) and (v) in the Death Benefit provision as of the date we receive due proof of death of the Owner, minus the Accumulation Value, also as of that date, is greater than zero, we will add such difference to the Accumulation Value. Such addition will be allocated to the Divisions of the Separate Account then available in the same proportion as the Accumulation Value in each available Division bears to the Accumulation Value in all such Divisions. If there is no Accumulation Value in any Division then available, the addition will be allocated to the Specially Designated Division.
     (2) The Guaranteed Death Benefit, the Alternate Guaranteed Death Benefit, the Minimum Death Benefit, and the Maximum Guaranteed Death Benefit will continue to apply, with all age criteria using the surviving spouse's age as the determining age.
     (3) At subsequent surrender, any surrender charge applicable to premiums paid prior to the date we receive due proof of death of the Owner will be waived. Any premiums paid later will be subject to any applicable surrender charge.

Non Spousal Continuation upon Death of Owner
If, at the Owner's death, the non spouse beneficiary of the deceased Owner elects to continue the Certificate for the purpose of taking distributions pursuant to Internal Revenue Code Section 72(s) or the equivalent provisions of U.S. Treasury Department rules for qualified plans, the following will apply:
     (1) If the greatest of (ii), (iv) and (v) in the Death Benefit provision as of the date we receive due proof of death of the Owner, minus the Accumulation Value, also as of that date, is greater than zero, we will add such difference to the Accumulation Value. Such addition will be allocated to the Divisions of the Separate Account then available in the same proportion as the Accumulation Value in each available Division bears to the Accumulation Value in all such Divisions. If there is no Accumulation Value in any Division then available, the addition will be allocated to the Specially Designated Division.
     (2) Thereafter, the Guaranteed Death Benefit, the Alternate Guaranteed Death Benefit, the Minimum Death Benefit, and the Maximum Guaranteed Death Benefit will no longer be available and the amount payable upon the death of the non spouse beneficiary, if such beneficiary dies while receiving distributions under the Certificate, will be the Accumulation Value as of the date we receive due proof of such beneficiary's death.
     (3) No additional premium payments may be made under the Certificate following the date we receive due proof of death of the Owner.
     (4) At subsequent surrender, any applicable Surrender Charges will be waived

IU-MP-3014                             28

                             CHOOSING AN INCOME PLAN
--------------------------------------------------------------------------------

ANNUITY BENEFITS

If the annuitant and certificate Owner are living on the annuity commencement date, we will begin making payments to the certificate Owner. We will make these payments under the annuity option (or options) as chosen initially or as subsequently selected.

Any portion of the Accumulation Value (minus any applicable premium tax) may be applied to any Annuity Option by making a written request at least 30 days prior to the Annuity Commencement Date. When the Annuity Option is elected, such election must indicate if payments are to be made as a Fixed Annuity, a Variable Annuity or some combination of Fixed and Variable Annuity. If Variable Annuity payments are elected, the Assumed Interest Rate (AIR) must also be selected, and the election must specify the portion of the Accumulation Value (less any applicable premium tax) to be allocated to the available Divisions. If no Annuity Option has been elected by the Required Annuity Commencement Date shown in the Certificate, payments will be made as a Fixed Annuity under Option 2 on a 10-year period certain basis. The amount of the payments will be determined by applying the Accumulation Value on the Annuity Commencement Date in accordance with the Annuity Options section below (see Payments We May Defer). After payments begin, only those payable as Variable Annuity Payments under Option 1 may be commuted to a lump sum and Surrender Charges may apply.

Before we pay any Annuity Benefits, we require the return of the Certificate. If the Certificate has been lost, we require the applicable lost Certificate form.

Fixed Annuity Payments
If Fixed Annuity payments are chosen, the payment rate for the option chosen, shown in the tables in the Schedule, reflects the minimum guaranteed interest rate. Interest rates actually paid may be higher.

Variable Annuity Payments

If Variable Annuity payments are chosen, the initial payment for the option chosen, shown in each Certificate, reflects the Assumed Interest Rate selected. Thereafter, the Divisions must earn this rate plus enough to cover any deductions stated in each Certificate if future Annuity Payments are to remain level. If earnings exceed this amount, Annuity Payments will increase; if earnings are less, Annuity Payments will decrease.

Annuity Units
The Number of Annuity Units is based on the amount of the first Variable Annuity Payment which is equal to:
     (1) The portion of the Accumulation Value applied to pay a Variable Annuity Payment (minus any applicable premium tax); divided by
     (2)  1,000; multiplied by
     (3) The payment rate in the tables shown in each Certificate for the option chosen.

Such amount, or portion, of the Variable Annuity Payment will be divided by the appropriate Annuity Unit Value on the tenth Valuation Date before the due date of the first payment to determine the number of Annuity Units. Thereafter, the number of Annuity Units remains unchanged. Each future payment is equal to the sum of the products of each Annuity Unit Value multiplied by the appropriate number of Annuity Units. The Annuity Unit Value on the tenth Valuation Date prior to the due date of the payment is used.

Annuity Unit Value
On any Valuation Date, an Annuity Unit Value is equal to:
     (1) The Annuity Unit Value on the on the previous Valuation Day; multiplied by
     (2)  The Annuity Net Return Factor(s) for the Valuation Date; multiplied by
     (3)  A Factor to reflect the AIR.

The Annuity Unit Value and Annuity Payment amount may go up or down due to investment gain or loss.

IU-MP-3014                             29

--------------------------------------------------------------------------------

Net Return Factor
The Net Return Factor(s) is(are) used to compute all Variable Annuity Payments for any Division in the Variable Separate Account. The Net Return Factor for each Division is equal to 1.0000 plus the Net Rate of Return.

The Net Rate of Return is equal to:
     (1) The value of the shares of the Division at the end of a Valuation Date; minus
     (2) The value of shares of the Division at the start of the Valuation Date; plus or minus
     (3) Taxes (or reserves for taxes) on the Separate Account (if any); divided by
     (4) The value of shares of the Division at the start of the Valuation Date; minus
     (5) The daily Asset Based Administrative Charges and Mortality and Expense Risk Charges described in each Certificate for each day in the Valuation Period.

A Net Return Rate may be more or less than 0%.

The value of a share in a Division is equal to the net assets of the Division divided by the number of shares outstanding.

Annuity Payments shall not be changed due to mortality or expense results.

ANNUITY COMMENCEMENT DATE SELECTION

The Certificate Owner selects the Annuity Commencement Date. Any date may be selected following the first Certificate Anniversary but before the Required Date of Annuity Commencement shown in each Certificate. On the Annuity Commencement Date, the age of the Annuitant plus the number of years payments are guaranteed must not exceed 100. If a date is not selected, the Annuity Commencement Date will be in the month following the Required Date of Annuity Commencement shown in each Certificate. If, on the Annuity Commencement Date shown in the Certificate, a Surrender Charge remains and the Certificate Owner elects Annuity Option 1, the Annuity Option must include a period certain of at least 10 years duration.

FREQUENCY SELECTION

The Certificate Owner may choose the frequency of the Annuity Payments. They may be monthly, quarterly, semi-annually or annually. If we do not receive written notice from the Certificate Owner, the payments will be made monthly.

THE INCOME PLAN

While a Certificate is in effect and before the annuity commencement date, the Certificate Owner may choose one or more annuity options to which death benefit proceeds may be applied. If, at the time of the certificate Owner's death, no option has been chosen for paying death benefit proceeds, the beneficiary may choose an option within one year. An annuity option on surrender of the Certificate for its cash surrender value may also be elected. For each option we will issue a separate written agreement putting the option into effect.

Our approval is needed for any Option where:
     (1) the person named to receive payment is other than the Certificate Owner or Beneficiary; or
     (2)  the person named is not a natural person, such as a corporation; or
     (3) any income payment would be less than the minimum annuity income payment shown in each Certificate.

IU-MP-3014                             30

--------------------------------------------------------------------------------

THE ANNUITY OPTIONS

Option 1.  Income for a Fixed Period
Payment is made in equal installments for a fixed number of years. The number of years must be at least 5 and not more than 30.

Option 2.  Single Life Income
Payment is made to the person named in equal monthly installments based on one of the following, as elected by the Certificate Owner:

     (a) Payments continue as long as the Annuitant is living and cease at the Annuitant's death.
     (b) Payments continue for a period certain and continue thereafter as long as the Annuitant is living. The period certain may be between 5 and 30 years as specified by the Certificate Owner.
     (c) Payments continue until as long as the Annuitant is living. At the Annuitant's death, the difference between the sum of the payments made and the Accumulation Value applied to this option is paid to the Beneficiary in a lump sum. This "Cash Refund" feature is available only if the total amount applied to the Option is taken as a Fixed Annuity payment.

Option 3.  Joint Life Income
This Option is available if there are two Annuitants, one of whom is designated the Primary Annuitant and the other the Secondary Annuitant. Monthly payments continue as long as at least one of the Annuitants is living based on one of the following, as elected by the Certificate Owner.
     (a)  Payments continue as long as either Annuitant is living;
     (b) Payments continue for a period certain and continue thereafter as long as either Annuitant is living. The period certain may be between 5 and 30 years as specified by Certificate Owner;
     (c) Payments continue as long as either Annuitant is living. At the death of both Annuitants, the difference between the sum of the payments made and the Accumulation Value applied to this option is paid to the Beneficiary in a lump sum. This "Cash Refund" feature is available only if the total amount applied to the Option is taken as a Fixed Annuity payment..

If Fixed Annuity Payments are chosen under Options 1, 2(a), 2(b), 3(a) or 3(b), the Certificate Owner may also elect to have payments increase annually at 1%, 2% or 3% compounded annually.

Payment may be made under any other method mutually agreed upon by the Certificate Owner and us.

PAYMENT WHEN NAMED PERSON DIES

When the person named to receive payment dies, we will pay any amounts still due as provided by the Option agreement. The amounts still due are determined as follows:
     (1) For Option 1, or for any remaining guaranteed payments in Option 2 or Option 3, payments will be continued.
     (2)  For Option 2a, no amounts are payable after the Annuitant's death.
     (3)  For  Option  3a,  no  amounts  are  payable  after  the  death of both
          Annuitants.

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                           OTHER IMPORTANT INFORMATION
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ENTIRE CONTRACT

This Contract, including any attached Rider, Endorsement, amendment and the application of the contractholder, constitute the entire Contract between the contractholder and us. All statements made by the contractholder, any certificate Owner or any annuitant will be deemed representations and not warranties.

SENDING NOTICE TO US

Whenever written notice is required, it should be sent to our Customer Service Center.

REPORTS TO CERTIFICATE OWNER

We will send each Certificate Owner a report at least once during each Certificate Year. The report will show the Accumulation Value and the Cash Surrender Value of each Certificate as of the end of each Certificate Processing Period. The report will also show the allocation of the Accumulation Value as of such date and the amounts deducted from or added to the Accumulation Value since the last report. The report will also include any information that may be currently required by the insurance supervisory official of the appropriate jurisdictions in which a Certificate is delivered.

We will also send copies of any shareholder reports of the portfolios in which the Divisions of the Variable Separate Account invest, as well as any other reports, notices or documents required by law to be furnished to Owners.

ASSIGNMENT

Benefits under a Certificate may be assigned as collateral security for a loan or other obligation. This does not change the Certificate ownership. The Certificate Owner's rights and any Beneficiary's rights are subject to the terms of the assignment. The Beneficiary's rights may be subordinate to those of an assignee unless the Beneficiary was designated as an irrevocable Beneficiary prior to the assignment. To make or release an assignment, we must receive written notice satisfactory to us, at our Customer Service Center. We are not responsible for the validity of any assignment.

CONTRACT CHANGES - APPLICABLE TAX LAW

We reserve the right to make changes in this Contract or its Riders to the extent we deem it necessary to continue to qualify this Contract as an annuity. Any such changes will apply uniformly to all Certificates that are affected. The Contractholder and Certificate Owner will be given advance written notice of such changes.

MISSTATEMENT OF AGE OR SEX

If an age or sex has been misstated, the amounts payable or benefits provided under the Contract will be those that the Premium Payment made would have bought at the correct age or sex.

NON-PARTICIPATING

Neither this Contract nor its Certificates participate in the divisible surplus of ING USA Annuity and Life Insurance Company.

PAYMENTS WE MAY DEFER

We may not be able to determine the value of the assets of the Variable Separate Account Divisions because:
     (1)  The NYSE is closed for trading;
     (2)  the SEC determines that a state of emergency exists;
     (3) an order or pronouncement of the SEC permits a delay for the protection of Owners; or
     (4) the check used to pay the premium has not cleared through the banking system. This may take up to 15 days.

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                     OTHER IMPORTANT INFORMATION (continued)
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During such times, as to amounts allocated to the Divisions of the Variable
Separate Account, we may delay:

     (1)  determination and payment of the Cash Surrender Value;
     (2) determination and payment of any Death Benefit if death occurs before the Annuity Commencement Date;
     (3)  allocation changes of the Accumulation Value; or
     (4)  application of the Accumulation Value under an income plan.

As to the amounts allocated to the General Account and Fixed Account, we may, at any time, defer payment of the Cash Surrender Value for up to six months after we receive a request for it. We will allow interest of at least 1.5% a year or greater if required by state law, on any Cash Surrender Value payment derived from the General Account or Fixed Account that we defer 30 days or more.

AUTHORITY TO MAKE AGREEMENTS

All agreements made by us must be signed by one of our officers. No other person, including an insurance agent or broker, has the authority to:

     (1) change any of the Contract's terms;
     (2) extend the time for Premium Payments; or
     (3) make any agreement binding on us.

REQUIRED NOTE ON OUR COMPUTATIONS

We have filed a detailed statement of our computations with the insurance supervisory officials in the appropriate jurisdictions. The values are not less than those required by the law of that state or jurisdiction. Any benefit provided by an attached Optional Benefit Rider will not increase these values unless otherwise stated in that Rider.

FACILITY OF PAYMENT

If no beneficiary is named, we reserve the right to pay an amount not to exceed $2,000 to any person we determine to be entitled to such amount by reason of incurred expenses incident to the last illness or death of a Certificate Owner.

INCONTESTABILITY

The benefits under this Contract will not be contested, except for nonpayment of premiums, after it has been in effect during the annuitant's lifetime for two years from the certificate date.

CERTIFICATES

Certificates will be furnished by us.

CONFORMITY WITH LAW

If any provision of this Contract is contrary to any law to which it is subject, such provision is considered amended to conform to such law.

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                     OTHER IMPORTANT INFORMATION (continued)
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RECORDS

The Contractholder will furnish us information relative to this Contract as we may require to administer this Contract. Such records, which in our opinion have a bearing on this Contract, will be open to us for inspection at all reasonable times.

CERTIFICATE OWNER'S RIGHT TO EXAMINE THE CERTIFICATE

A Certificate Owner may return a Certificate to us or the agent through whom it was purchased within 10 days of receipt. If so returned, we will treat the Certificate as though it were never issued. Upon receipt we will promptly refund the Accumulation Value plus any charges we have deducted as of the date the returned Certificate is received by us.

IU-MP-3014

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DEFERRED COMBINATION VARIABLE AND FIXED ANNUITY GROUP MASTER CONTRACT
 - NO DIVIDENDS
--------------------------------------------------------------------------------

Variable Cash Surrender Values while the Annuitant and Owner are living and prior to the Annuity Commencement Date. Limitation on Additional Premium Payment Option. Death Benefit subject to guaranteed minimum. Partial Withdrawal Option. Non-participating. Investment results reflected in values.

IU-MP-3014